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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements listed below of our report dated October 27, 1997, with respect to the consolidated financial statements and schedule of Access Health, Inc. included in this annual report (Form 10-K) for the year ended September 30, 1997:

    Form S-3 (No. 333-21423)

    Form S-4 (No. 333-1393)

    Form S-8 (No. 333-18163), pertaining to the 1989 Incentive Stock Plan, the Supplemental Stock Plan, and the Informed Access Systems, Inc. Stock Option Plan.

    Form S-8 (No. 333-24561), pertaining to Access Health, Inc. Non-Qualified Stock Option Agreements.

                                                               ERNST & YOUNG LLP

Sacramento, California
December 15, 1997